Exhibit 10.56

March 20, 2007

Clay Larsen

Fujifilm Medical Systems

419 West Avenue

Stamford, CT 06902

Re: Amendment to Licensing Agreement.

Dear Clay:

This letter will confirm our agreement to the following change to the licensing agreement between Fujifilm Medical Systems USA, Inc. and Virtual Radiologic Corporation executed on April 1, 2006, as amended August 1, 2006:

In section 3.1 of the agreement, titled “Revenue Sharing Arrangement”, the text below the table of paragraph (b) originally reading:

At least ten (10) days prior to the commencement of each calendar quarter of 2007 and of each succeeding year during the term of his Agreement…

is changed to read:

No later than the first day of each calendar quarter of 2007 and of each succeeding year during the term of his Agreement...

All other terms and conditions of the licensing agreement remain the same.

Please confirm your agreement to this change by signing and dating below in the place provided.

Please fax your acknowledgement to me at (952) 942-3361. If you have questions, you may contact me by phone at (952) 392-1162.

5995 Opus Parkway, Suite 200 • Minneapolis. MN 55343-9058 • Main: 952-392-1100 • Fax: 952-942-3361 • www.virtualrad.net

Thank you for your attention and courtesies.

Regards,

/s/ George Frisch
George Frisch
General Counsel
Virtual Radiologic Corporation

The foregoing change is acknowledged and agreed.

Fuji Medical Systems

By:	/s/ Clay Larsen
Clay Larsen
VP, Marketing and Network Business
Dated: 3/26/07

5995 Opus Parkway, Suite 200 • Minneapolis. MN 55343-9058 • Main: 952-392-1100 • Fax: 952-942-3361 • www.virtualrad.net